UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): January 23, 2009
XO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30900	54-1983517

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13865 Sunrise Valley Drive
Herndon, Virginia 20171
(Address of Principal Executive Offices)
(703) 547-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) Effective as of the close of business on January 23, 2009, the employment of Tom Cady with XO Holdings, Inc (the “Company”) terminated. Mr. Cady had been the President-Business Services of the Company until January 13, 2009. The Company anticipates that Mr. Cady may advise the Company on transition and other matters on an interim basis.
     Forward-looking and Cautionary Statements
     We make forward-looking statements throughout this report as this term is defined in the Private Securities Litigation Reform Act of 1995. In some cases these statements can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. You are cautioned not to place undue reliance on these forward-looking statements as they involve risks and uncertainties. We are not obligated to publicly release any update to forward-looking statements to reflect events after the date of this report. These statements include those describing our ability to remain an industry leader, enhance our communications solutions, broaden our customer reach, grow our revenues, expand our market share, continue to deliver a broad range of high-capacity network services and mid-band Ethernet services, pursue growth opportunities, and meet the growing demand for high-speed Internet access services.
     Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of us and our subsidiaries may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. Please see the detailed discussion of risk factors affecting our business and operations described from time to time in the reports filed by us with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2007 and our quarterly reports on Form 10-Q.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XO HOLDINGS, INC.
By:	/s/ Gregory Freiberg
	Name:	Gregory Freiberg
	Title:	Senior Vice President and Chief Financial Officer

Date: January 23, 2009